Investors May Contact:
                                                                  Stacey Yonkus
                                                   Director, Investor Relations
                                                                 (212) 885-2512
                                                        investor@asburyauto.com

                                                         Reporters May Contact:
                                                                    David Shein
                                                             RF|Binder Partners
                                                                 (212) 994-7514
                                                       David.Shein@RFBinder.com



                         Asbury Automotive Group Reports
                    Fourth Quarter and 2004 Financial Results

              -- Fourth Quarter Same-Store Retail Revenue Grew 13%;
                 Same-Store Retail Gross Profit Increased 15% --

   -- Full Year 2004 Total Revenue Increased 16% and Gross Profit Rose 14% --


New York, NY, Feb. 24, 2005 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported financial results for the fourth quarter and year ended December 31, 2004.

Net income from continuing operations for the fourth quarter was $13.8 million, or $0.42 per diluted share. For the fourth quarter of 2003, the Company reported a net loss from continuing operations of $19.7 million, or $0.60 per diluted share, which includes certain items disclosed in the attached financial tables. Excluding those items, net income from continuing operations for the fourth quarter of 2004 was up 25 percent when compared to $11.0 million, or $0.34 per diluted share, in the prior year period.

The Company noted that it achieved double-digit same-store gross profit increases for the quarter in all four components of its business model - new vehicles; used vehicles; parts and service; and finance and insurance. The Company cited a favorable retail market environment in all its geographic regions plus a recovery in its Florida markets, following the previous quarter's hurricanes, as positively impacting the quarter.

Financial highlights for the fourth quarter of 2004, as compared to the corresponding prior year period, included:

o Total revenue for the quarter was approximately $1.4 billion, up 23 percent. Total gross profit was $214.0 million, a 23 percent increase. Excluding results at the Company's two Florida platforms, total revenue and gross profit were both up 23 percent.
o Same-store retail revenue (excluding fleet and wholesale business) increased 13 percent, while same-store retail gross profit rose 15 percent. Excluding results in Florida, same-store retail revenue and gross profit were up 9 percent and 11 percent, respectively.
o New vehicle retail revenue rose 22 percent (12 percent same-store), and unit sales increased 19 percent (8 percent same-store). New vehicle retail gross profit increased 23 percent (12 percent same-store). Excluding results in Florida, new vehicle same-store retail revenue and gross profit were up 6 percent and 3 percent, respectively.
o Used vehicle retail revenue increased 25 percent (19 percent same-store), and unit sales rose 19 percent (13 percent same-store). Used vehicle retail gross profit increased 26 percent (20 percent same-store). Excluding results in Florida, used vehicle same-store retail revenue and gross profit were up 19 percent and 27 percent, respectively.
o Parts and service revenue and gross profit both increased 20 percent (12 percent and 13 percent same-store, respectively). Excluding results in Florida, parts and service same-store revenue and gross profit were both up 10 percent.
o Net finance and insurance (F&I) revenue rose 29 percent (20 percent same-store). F&I per vehicle retailed (PVR) increased 8 percent to $902, and platform F&I PVR rose 10 percent to $875. Excluding results in Florida, net F&I same-store revenue increased 17 percent, while F&I PVR increased 10 percent and platform F&I PVR rose 13 percent.
o As a percentage of gross profit, selling, general and administrative (SG&A) expenses for the quarter were 80.0 percent, matching the year-earlier level:
     - On a same-store basis, the ratio declined approximately 120 basis points, as expense ratios improved at most platforms, particularly in Florida.
     - Excluding a 2004 sale-leaseback transaction that impacted the quarter (resulting in increased rent expense while reducing interest and depreciation expense), as a percent of gross profit, SG&A was down 100 basis points from the prior year period.

For the full year, Asbury's net income from continuing operations was $52.7 million, or $1.61 per diluted share, compared with $18.5 million, or $0.57 per diluted share, in 2003. Excluding the items highlighted in the attached financial tables, net income from continuing operations in 2003 was $49.2 million, or $1.50 per diluted share. Total revenue for 2004 was approximately $5.3 billion, up 16 percent compared to the prior year. Total gross profit was $813.7 million, a 14 percent increase from the prior year. Same-store retail revenue for the year increased 5 percent, while same-store retail gross profit increased 4 percent.

President and CEO, Kenneth B. Gilman, said, "Our business model turned in a strong, balanced performance in the fourth quarter, and for 2004 as a whole. While the services side of the business generated solid results all year, we were able to capitalize late in the year on the improved industry environment in terms of new and used vehicle sales. We also benefited in the fourth quarter from a bounce in our Florida markets. Of particular note, however, was the strength of our non-Florida operations and the positive impact they had on the quarter. Our continued focus on the basics of automotive retailing, along with a disciplined approach to expenses, allowed us to retain a substantial portion of our improved gross profit. In addition, several manufacturer-sponsored dealer incentive programs enhanced our profitability during the quarter."

J. Gordon Smith, Senior Vice President and CFO, said, "Our flat overall SG&A expense ratio for the fourth quarter includes the impact of start-up costs associated with new and acquired dealerships, as well as incremental expense associated with a large sale-leaseback transaction earlier in the year. Excluding the impact of our start-up operations and the sale-leaseback, our SG&A expense ratio was down 205 basis points in the fourth quarter. We expect to achieve additional savings in 2005, particularly as we implement the recently announced changes in our dealership management structure."

Last month, as previously announced, Asbury reorganized its nine platforms into principally four regions: Florida; West (California, Texas & Oregon); Mid-Atlantic (North Carolina, South Carolina & Virginia); and South (Georgia & Arkansas); with Mississippi and Missouri remaining as stand-alone platforms.

Mr. Smith continued, "While the underlying goal of this new structure is to improve productivity and management effectiveness, the financial benefit from the change will be tangible. We expect to incur a charge in the first quarter of 2005 of approximately $4 million for severance and other one-time costs, including the settlement of several multi-year contracts. Prospectively, we expect to realize annual savings of $4 to $5 million, reducing our SG&A expense ratio, as a percent of gross profit, by approximately 50 to 60 basis points. Specifically, we expect to realize approximately $3 million of these savings this year and the full effect in 2006. We anticipate that adopting this new structure will reduce earnings by approximately $0.02 to $0.04 per share this year and increase earnings by approximately $0.10 per share next year."

During 2004, Asbury acquired seven dealerships with projected annual revenues of approximately $350 million. The acquired dealerships include Mercedes-Benz, Honda, Nissan (2), Dodge and Hyundai (2) franchises, and five of the seven are in California. The Company's current objective in 2005 will again be to add between $300 million and $500 million in annualized revenues through acquisitions.

Mr. Gilman concluded, "Looking ahead, we remain well positioned to generate organic growth with our high-quality brand mix, strategic focus on higher-margin service businesses, and disciplined approach to expense management. In addition, we remain committed to our acquisitions approach - targeting specific brands in key geographical markets. Our continued focus on the fundamentals of the business, along with further efforts to seek additional operating efficiencies, should translate into added value for our shareholders."

Commenting on guidance for 2005, the Company noted that it remains comfortable with estimates for earnings per share from continuing operations between $1.70 and $1.78. This range does not reflect the potential net cost resulting from the regional reorganization. Additionally, not included in the above guidance is the anticipated third quarter adoption of Statement of Financial Accounting Standard 123(R). Based on existing stock options outstanding, the Company currently estimates that its stock option compensation expense will reduce 2005 earnings per share by approximately $0.08.

Asbury will host a conference call to discuss its fourth quarter results this morning at 11:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling 800-289-0507; international callers, please dial 913-981-5540. No access code is required. A conference call replay will be available approximately two hours following the call for 14 days and can be accessed by calling 888-203-1112 (domestic), or 719-457-0820 (international); access code 9299141.

About Asbury Automotive Group

Asbury Automotive Group, Inc., headquartered in New York City, is one of the largest automobile retailers in the U.S., with 2004 revenue of approximately $5.3 billion. Built through a combination of organic growth and a series of strategic acquisitions, the Company currently operates 96 retail auto stores, encompassing 132 franchises for the sale and servicing of 33 different brands of American, European and Asian automobiles. Asbury believes that its product mix contains a higher proportion of the more desirable luxury and mid-line import brands than most public automotive retailers. The Company offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements relating to goals, plans, projections and guidance regarding the Company's financial position, results of operations, market position, product development, pending and potential future acquisitions and business strategy. These statements are based on management's current expectations and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, the Company's relationships with vehicle manufacturers and other suppliers which could cause, among other things, acquisitions under contract or letters of intent to fail, risks associated with the Company's substantial indebtedness, risks related to pending and potential future acquisitions, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally and governmental regulations and legislation. There can be no guarantees that the Company's plans for future operations will be successfully implemented or that they will prove to be commercially successful. These and other risk factors are discussed in the Company's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Asbury Automotive Group, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)



                                                                 For the Three Months Ended       For the Year Ended
                                                                        December 31,                  December 31,
                                                                 --------------------------    --------------------------
                                                                    2004           2003           2004           2003
                                                                 -----------    -----------    -----------    -----------
REVENUES:
    New vehicle ..............................................   $   858,210    $   696,980    $ 3,261,709    $ 2,786,744
    Used vehicle .............................................       324,957        259,211      1,286,361      1,142,824
    Parts, service and collision repair ......................       159,253        133,217        605,315        517,904
    Finance and insurance, net ...............................        37,766         29,387        147,750        125,041
                                                                 -----------    -----------    -----------    -----------
         Total revenues ......................................     1,380,186      1,118,795      5,301,135      4,572,513

COST OF SALES
    New vehicle ..............................................       793,471        644,208      3,023,726      2,577,577
    Used vehicle .............................................       297,195        237,613      1,176,255      1,040,563
    Parts, service and collision repair ......................        75,485         63,451        287,413        242,322
                                                                 -----------    -----------    -----------    -----------
         Total cost of sales .................................     1,166,151        945,272      4,487,394      3,860,462
                                                                 -----------    -----------    -----------    -----------
GROSS PROFIT .................................................       214,035        173,523        813,741        712,051

OPERATING EXPENSES:
    Selling, general and administrative ......................       171,271        138,704        650,152        557,478
    Depreciation and amortization ............................         5,044          5,118         20,422         19,686
    Impairment of goodwill ...................................          --           37,930           --           37,930
                                                                 -----------    -----------    -----------    -----------
         Income (loss) from operations .......................        37,720         (8,229)       143,167         96,957

OTHER INCOME (EXPENSE):
    Floor plan interest expense ..............................        (6,224)        (4,029)       (21,248)       (16,624)
    Other interest expense ...................................       (10,070)       (10,199)       (39,256)       (40,228)
    Interest income ..........................................           212             45            822            480
    Other income (expense) ...................................           495         (1,196)           623         (1,626)
                                                                 -----------    -----------    -----------    -----------
         Total other expense, net ............................       (15,587)       (15,379)       (59,059)       (57,998)
                                                                 -----------    -----------    -----------    -----------
         Income (loss) from continuing operations
           before income taxes ...............................       22,133        (23,608)        84,108         38,959

INCOME TAX EXPENSE ...........................................         8,300         (3,925)        31,364         20,468
                                                                 -----------    -----------    -----------    -----------
         Income (loss) from continuing operations ............        13,833        (19,683)        52,744         18,491

DISCONTINUED OPERATIONS, net of tax ..........................          (988)          (744)        (2,671)        (3,304)
                                                                 -----------    -----------    -----------    -----------
         Net income (loss) ...................................   $    12,845    $   (20,427)   $    50,073    $    15,187
                                                                 ===========    ===========    ===========    ===========

BASIC EARNINGS PER COMMON SHARE:
    Continuing operations ....................................   $      0.42    $     (0.61)   $      1.62    $      0.57
    Discontinued operations ..................................         (0.03)         (0.02)         (0.08)         (0.10)
                                                                 -----------    -----------    -----------    -----------
    Net income (loss) ........................................   $      0.39    $     (0.63)   $      1.54    $      0.47
                                                                 ===========    ===========    ===========    ===========

DILUTED EARNINGS PER COMMON SHARE:
    Continuing operations ....................................   $      0.42    $     (0.60)   $      1.61    $      0.57
    Discontinued operations ..................................         (0.03)         (0.02)         (0.08)         (0.11)
                                                                 -----------    -----------    -----------    -----------
    Net income (loss) ........................................   $      0.39    $     (0.62)   $      1.53    $      0.46
                                                                 ===========    ===========    ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING:
    Basic ....................................................        32,561         32,431         32,502         32,648
                                                                 ===========    ===========    ===========    ===========
    Diluted ..................................................        32,672         32,686         32,674         32,715
                                                                 ===========    ===========    ===========    ===========


Asbury Automotive Group, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)




                                                    For the Three Months Ended                   For the Three Months Ended
                                                        December 31, 2004                              December 31, 2003
                                             -----------------------------------------    -----------------------------------------
                                             Non-Florida      Florida                     Non-Florida      Florida
                                             Operations     Operations*       Total       Operations     Operations*      Total
                                             -----------    -----------    -----------    -----------    -----------    -----------
REVENUES:
   New vehicle ...........................   $   594,316    $   263,894    $   858,210    $   485,330    $   211,650    $   696,980
   Used vehicle ..........................       213,328        111,629        324,957        169,595         89,616        259,211
   Parts, service and collision repair ...       118,191         41,062        159,253         98,506         34,711        133,217
   Finance and insurance, net ............        24,364         13,402         37,766         18,652         10,735         29,387
                                             -----------    -----------    -----------    -----------    -----------    -----------
         Total revenues ..................       950,199        429,987      1,380,186        772,083        346,712      1,118,795

COST OF SALES
   New vehicle ...........................       550,730        242,741        793,471        448,496        195,712        644,208
   Used vehicle ..........................       196,659        100,536        297,195        157,867         79,746        237,613
   Parts, service and collision repair ...        57,725         17,760         75,485         47,993         15,458         63,451
                                             -----------    -----------    -----------    -----------    -----------    -----------
         Total cost of sales .............       805,114        361,037      1,166,151        654,356        290,916        945,272
                                             -----------    -----------    -----------    -----------    -----------    -----------
GROSS PROFIT .............................       145,085         68,950        214,035        117,727         55,796        173,523

OPERATING EXPENSES:
   Selling, general and administrative ...       121,718         49,553        171,271         97,557         41,147        138,704
   Depreciation and amortization .........         4,029          1,015          5,044          3,780          1,338          5,118
   Impairment of goodwill ................          --             --             --           37,930           --           37,930
                                             -----------    -----------    -----------    -----------    -----------    -----------
         Income (loss) from operations ...        19,338         18,382         37,720        (21,540)        13,311         (8,229)

OTHER INCOME (EXPENSE):
   Floor plan interest expense ...........        (4,580)        (1,644)        (6,224)        (3,017)        (1,012)        (4,029)
   Other interest expense ................        (9,878)          (192)       (10,070)        (9,511)          (688)       (10,199)
   Interest income .......................           180             32            212             61            (16)            45
   Other income (expense) ................           459             36            495         (2,509)         1,313         (1,196)
                                             -----------    -----------    -----------    -----------    -----------    -----------
         Total other expense, net ........       (13,819)        (1,768)       (15,587)       (14,976)          (403)       (15,379)
                                             -----------    -----------    -----------    -----------    -----------    -----------
         Income (loss) from continuing
            operations before income taxes         5,519         16,614         22,133        (36,516)        12,908        (23,608)

INCOME TAX EXPENSE .......................         1,799          6,501          8,300         (7,719)         3,794         (3,925)
                                             -----------    -----------    -----------    -----------    -----------    -----------
         Income (loss) from continuing
            operations ...................         3,720         10,113         13,833        (28,797)         9,114        (19,683)

DISCONTINUED OPERATIONS, net of tax ......        (1,141)           153           (988)        (1,074)           330           (744)
                                             -----------    -----------    -----------    -----------    -----------    -----------
         Net income (loss) ...............   $     2,579    $    10,266    $    12,845    $   (29,871)   $     9,444    $   (20,427)
                                             ===========    ===========    ===========    ===========    ===========    ===========

BASIC EARNINGS PER COMMON SHARE:
   Continuing operations .................   $      0.11    $      0.31    $      0.42    $     (0.89)   $      0.28    $     (0.61)
   Discontinued operations ...............         (0.03)          --            (0.03)         (0.03)          0.01          (0.02)
                                             -----------    -----------    -----------    -----------    -----------    -----------
         Net income (loss) ...............   $      0.08    $      0.31    $      0.39    $     (0.92)   $      0.29    $     (0.63)
                                             ===========    ===========    ===========    ===========    ===========    ===========

DILUTED EARNINGS PER COMMON SHARE:
   Continuing operations .................   $      0.11    $      0.31    $      0.42    $     (0.88)   $      0.28    $     (0.60)
   Discontinued operations ...............         (0.03)          --            (0.03)         (0.03)          0.01          (0.02)
                                             -----------    -----------    -----------    -----------    -----------    -----------
         Net income (loss) ...............   $      0.08    $      0.31    $      0.39    $     (0.91)   $      0.29    $     (0.62)
                                             ===========    ===========    ===========    ===========    ===========    ===========

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic .................................        32,561         32,561         32,561         32,431         32,431         32,431
                                             ===========    ===========    ===========    ===========    ===========    ===========
   Diluted ...............................        32,672         32,672         32,672         32,686         32,686         32,686
                                             ===========    ===========    ===========    ===========    ===========    ===========

* The results of the Company's Florida operations do not include an allocation of corporate overhead or interest expense related to the Company's senior indebtedness. All such amounts are included in the results of the Company's non-Florida operations.

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                          As Reported for the                        Same Store for the
                                                    Three Months Ended December 31,            Three Months Ended December 31,
                                                ---------------------------------------   -----------------------------------------
                                                   2004                 2003                 2004                  2003
                                                ----------           ----------           ----------            ----------
RETAIL VEHICLES SOLD:
   New units ...............................        26,861   64.2%       22,590   64.2%       24,348    63.1%       22,590    64.2%
   Used units ..............................        15,002   35.8%       12,620   35.8%       14,215    36.9%       12,620    35.8%
                                                ----------  ------   ----------  ------   ----------   ------   ----------   ------
        Total units ........................        41,863  100.0%       35,210  100.0%       38,563   100.0%       35,210   100.0%
                                                ==========  ======   ==========  ======   ==========   ======   ==========   ======

REVENUE:
   New retail ..............................    $  834,940   60.5%   $  686,876   61.4%   $  767,139    60.0%   $  686,876    61.4%
   Used retail .............................       242,101   17.6%      193,144   17.3%      229,274    18.0%      193,144    17.3%
   Parts, service and collision repair .....       159,253   11.5%      133,217   11.9%      149,628    11.7%      133,217    11.9%
   Finance and insurance, net ..............        37,766    2.7%       29,387    2.6%       35,157     2.8%       29,387     2.6%
                                                ----------           ----------           ----------            ----------
        Total retail revenue ...............     1,274,060            1,042,624            1,181,198             1,042,624

   Fleet ...................................        23,270    1.7%       10,104    0.9%       20,805     1.6%       10,104     0.9%
   Wholesale ...............................        82,856    6.0%       66,067    5.9%       75,685     5.9%       66,067     5.9%
                                                ----------  ------   ----------  ------   ----------   ------   ----------   ------
        Total revenue ......................    $1,380,186  100.0%   $1,118,795  100.0%   $1,277,688   100.0%   $1,118,795   100.0%
                                                ==========  ======   ==========  ======   ==========   ======   ==========   ======

GROSS PROFIT
   New retail ..............................    $   57,369   26.8%   $   46,817   27.0%   $   52,375    26.2%   $   46,817    27.0%
   Used retail .............................        28,384   13.3%       22,585   13.0%       27,012    13.5%       22,585    13.0%
   Parts, service and collision repair .....        83,768   39.2%       69,766   40.2%       78,726    39.4%       69,766    40.2%
   Finance and insurance, net ..............        37,766   17.6%       29,387   17.0%       35,157    17.6%       29,387    17.0%
   Floor plan interest credits .............         6,717    3.1%        5,585    3.2%        6,273     3.2%        5,585     3.2%
                                                ----------           ----------           ----------            ----------
        Total retail gross profit ..........       214,004              174,140              199,543               174,140

   Fleet ...................................           653    0.3%          370    0.2%          633     0.3%          370     0.2%
   Wholesale ...............................          (622)  (0.3)%        (987)  (0.6)%        (483)   (0.2)%        (987)   (0.6)%
                                                ----------  ------   ----------  ------   ----------   ------   ----------   ------
        Total gross profit .................    $  214,035  100.0%   $  173,523  100.0%   $  199,693   100.0%   $  173,523   100.0%
                                                ==========  ======   ==========  ======   ==========   ======   ==========   ======

   Sales, general and administrative expense    $  171,271           $  138,704           $  157,180            $  138,704
   SG&A as a percent of gross profit .......         80.0%                79.9%                78.7%                 79.9%

GROSS PROFIT PER VEHICLE RETAILED:
   New retail (including floor plan
     interest credits) .....................    $    2,386           $    2,320           $    2,409            $   2,320
   Used retail .............................         1,892                1,790                1,900                1,790
   Finance and insurance, net ..............           902                  835                  912                  835
   Platform finance and insurance, net .....           875                  795                  882                  795


Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                         As Reported for the              Same Store for the
                                                       Year Ended December 31,                     Year Ended December 31,
                                                ---------------------------------------   -----------------------------------------
                                                   2004                 2003                 2004                  2003
                                                ----------           ----------           ----------            ----------
RETAIL VEHICLES SOLD:
   New units ..............................        106,298   63.4%       94,527   62.3%       95,802    62.8%     94,527      62.3%
   Used units .............................         61,311   36.6%       57,090   37.7%       56,789    37.2%     57,090      37.7%
                                                ----------  ------   ----------  ------   ----------   ------   ----------   ------
        Total units                                167,609  100.0%      151,617  100.0%      152,591   100.0%    151,617     100.0%
                                                ==========  ======   ==========  ======   ==========   ======   ==========   ======

REVENUE:
   New retail .............................     $3,192,575   60.3%   $2,742,637   60.0%   $2,896,385    60.0%   $2,742,637    60.0%
   Used retail ............................        959,632   18.0%      872,071   19.1%      878,922    18.1%      872,071    19.1%
   Parts, service and collision repair ....        605,315   11.4%      517,904   11.2%      553,174    11.5%      517,904    11.2%
   Finance and insurance, net .............        147,750    2.8%      125,041    2.8%      136,930     2.9%      125,041     2.8%
                                                ----------           ----------           ----------            ----------
        Total retail revenue ..............      4,905,272            4,257,653            4,465,411             4,257,653

   Fleet ..................................         69,134    1.3%       44,107    1.0%       66,063     1.4%       44,107     1.0%
   Wholesale ..............................        326,729    6.2%      270,753    5.9%      295,462     6.1%      270,753     5.9%
                                                ----------  ------   ----------  ------   ----------   ------   ----------   ------
        Total revenue .....................     $5,301,135  100.0%   $4,572,513  100.0%   $4,826,936   100.0%   $4,572,513   100.0%
                                                ==========  ======   ==========  ======   ==========   ======   ==========   ======

GROSS PROFIT
   New retail .............................     $  210,282   25.9%   $  185,860   26.1%   $  187,323    25.2%   $  185,860    26.1%
   Used retail ............................        113,281   13.8%      103,885   14.6%      104,654    14.0%      103,885    14.6%
   Parts, service and collision repair ....        317,902   39.1%      275,582   38.7%      291,656    39.3%      275,582    38.7%
   Finance and insurance, net .............        147,750   18.2%      125,041   17.5%      136,930    18.4%      125,041    17.5%
   Floor plan interest credits ............         25,429    3.1%       22,091    3.1%       23,765     3.2%       22,091     3.1%
                                                ----------           ----------           ----------            ----------
        Total retail gross profit .........        814,644              712,459              744,328               712,459

   Fleet ..................................          2,272    0.3%        1,216    0.2%        2,249     0.3%        1,216     0.2%
   Wholesale ..............................         (3,175)  (0.4)%      (1,624)  (0.2)%      (2,706)   (0.4)%      (1,624)   (0.2)%
                                                ----------  ------   ----------  ------   ----------   ------   ----------   ------
        Total gross profit ................     $  813,741  100.0%   $  712,051  100.0%   $  743,871   100.0%   $  712,051   100.0%
                                                ==========  ======   ==========  ======   ==========   ======   ==========   ======

   Sales, general and administrative
     expense ..............................     $  650,152           $  557,478           $  589,567            $  557,478
   SG&A as a percent of gross profit ......          79.9%                78.3%                79.3%                 78.3%

GROSS PROFIT PER VEHICLE RETAILED:
   New retail (including floor plan
     interest credits) ....................     $    2,217           $    2,200           $    2,203             $   2,200
   Used retail ............................          1,848                1,820                1,843                 1,820
   Finance and insurance, net .............            882                  825                  897                   825
   Platform finance and insurance, net ....            848                  807                  860                   807


Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                               As Reported For the Three Months Ended December 31, 2004
                                                       ------------------------------------------------------------------------
                                                       Non-Florida               Florida
                                                       Operations               Operations*                  Total
                                                       -----------              -----------              -----------
RETAIL VEHICLES SOLD:
   New units .......................................        17,955     65.9%          8,906     60.8%         26,861      64.2%
   Used units ......................................         9,272     34.1%          5,730     39.2%         15,002      35.8%
                                                       -----------    ------    -----------    ------    -----------     ------
       Total units .................................        27,227    100.0%         14,636    100.0%         41,863     100.0%
                                                       ===========    ======    ===========    ======    ===========    ======

REVENUE:
   New retail ......................................   $   578,039     60.8%    $   256,901     59.7%    $   834,940     60.5%
   Used retail .....................................       158,458     16.7%         83,643     19.5%        242,101     17.6%
   Parts, service and collision repair .............       118,191     12.4%         41,062      9.6%        159,253     11.5%
   Finance and insurance, net ......................        24,364      2.6%         13,402      3.1%         37,766      2.7%
                                                       -----------              -----------              -----------
       Total retail revenue ........................       879,052                  395,008                1,247,060

   Fleet ...........................................        16,277      1.7%          6,993      1.6%         23,270      1.7%
   Wholesale .......................................        54,870      5.8%         27,986      6.5%         82,856      6.0%
                                                       -----------    ------    -----------    ------    -----------    ------
       Total revenue ...............................   $   950,199    100.0%    $   429,987    100.0%    $ 1,380,186    100.0%
                                                       ===========    ======    ===========    ======    ===========    ======

GROSS PROFIT
   New retail ......................................   $    39,052     26.9%    $    18,317     26.6%    $    57,369     26.8%
   Used retail .....................................        17,358     12.0%         11,026     16.0%         28,384     13.3%
   Parts, service and collision repair .............        60,466     41.7%         23,302     33.8%         83,768     39.2%
   Finance and insurance, net ......................        24,364     16.8%         13,402     19.4%         37,766     17.6%
   Floor plan interest credits .....................         4,407      3.0%          2,310      3.3%          6,717      3.1%
                                                       -----------              -----------              -----------
       Total retail gross profit ...................       145,647                   68,357                  214,004

   Fleet ...........................................           127      0.1%            526      0.8%            653      0.3%
   Wholesale .......................................          (689)    (0.5)%            67      0.1%           (622)    (0.3)%
                                                       -----------    ------    -----------    ------    -----------    ------
       Total gross profit ..........................   $   145,085    100.0%    $    68,950    100.0%    $   214,035    100.0%
                                                       ===========    ======    ===========    ======    ===========    ======

Sales, general and administrative expense ..........   $   121,718              $    49,553              $   171,271
SG&A as a percent of gross profit ..................         83.9%                    71.9%                    80.0%

GROSS PROFIT PER VEHICLE RETAILED:
New retail (including floor plan interest credits) .   $     2,420              $     2,316              $     2,386
Used retail ........................................         1,872                    1,924                    1,892
Finance and insurance, net .........................           895                      916                      902
Platform finance and insurance, net ................           853                      916                      875


* The results of the Company's Florida operations do not include an allocation of corporate overhead or interest expense related to the Company's senior indebtedness. All such amounts are included in the results of the Company's non-Florida operations.

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                              As Reported For the Three Months Ended December 31, 2003
                                                       ------------------------------------------------------------------------
                                                       Non-Florida               Florida
                                                       Operations               Operations*                 Total
                                                       -----------              -----------              -----------
RETAIL VEHICLES SOLD:
   New units .....................................          15,240     67.3%          7,350     58.5%         22,590      64.2 %
   Used units ....................................           7,416     32.7%          5,204     41.5%         12,620      35.8%
                                                       -----------    ------    -----------    ------    -----------     ------
       Total units ...............................          22,656    100.0%         12,554    100.0%         35,210     100.0%
                                                       ===========    ======    ===========    ======    ===========     ======

REVENUE:
   New retail ....................................     $   480,447     62.2%    $   206,429     59.5%    $   686,876      61.4%
   Used retail ...................................         122,804     15.9%         70,340     20.3%        193,144      17.3%
   Parts, service and collision repair ...........          98,506     12.8%         34,711     10.0%        133,217      11.9%
   Finance and insurance, net ....................          18,652      2.4%         10,735      3.1%         29,387       2.6%
                                                       -----------              -----------              -----------
       Total retail revenue ......................         720,409                  322,215                1,042,624

   Fleet .........................................           4,883      0.6%          5,221      1.5%         10,104       0.9%
   Wholesale .....................................          46,791      6.1%         19,276      5.6%         66,067       5.9%
                                                       -----------    ------    -----------    ------    -----------     ------
       Total revenue .............................     $   772,083    100.0%    $   346,712    100.0%    $ 1,118,795     100.0%
                                                       ===========    ======    ===========    ======    ===========     ======

GROSS PROFIT
   New retail ....................................     $    32,997     28.0%    $    13,820     24.8%    $    46,817      27.0%
   Used retail ...................................          12,545     10.7%         10,040     18.0%         22,585      13.0%
   Parts, service and collision repair ...........          50,513     42.9%         19,253     34.5%         69,766      40.2%
   Finance and insurance, net ....................          18,652     15.8%         10,735     19.2%         29,387      17.0%
   Floor plan interest credits ...................           3,756      3.2%          1,829      3.3%          5,585       3.2%
                                                       -----------              -----------              -----------
       Total retail gross profit .................         118,463                   55,677                  174,140

   Fleet .........................................              81      0.1%            289      0.5%            370       0.2%
   Wholesale .....................................            (817)    (0.7)%          (170)    (0.3)%          (987)     (0.6)%
                                                       -----------    ------    -----------    ------    -----------     ------
       Total gross profit ........................     $   117,727    100.0%    $    55,796    100.0%    $   173,523     100.0%
                                                       ===========    ======    ===========    ======    ===========     ======

Sales, general and administrative expense ........     $    97,557              $    41,147              $   138,704
SG&A as a percent of gross profit ................           82.9%                    73.7%                    79.9%

GROSS PROFIT PER VEHICLE RETAILED:
New retail (including floor plan interest credits)     $     2,412              $     2,129              $     2,320
Used retail ......................................           1,692                    1,929                    1,790
Finance and insurance, net .......................             823                      855                      835
Platform finance and insurance, net ..............             762                      855                      795

* The results of the Company's Florida operations do not include an allocation of corporate overhead or interest expense related to the Company's senior indebtedness. All such amounts are included in the results of the Company's non-Florida operations.

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                              Same Store for the Three Months Ended December 31, 2004
                                                       ------------------------------------------------------------------------
                                                       Non-Florida               Florida
                                                       Operations               Operations*                Total
                                                       -----------              -----------              -----------
RETAIL VEHICLES SOLD:
   New units ...................................            15,442     64.5%          8,906     60.8%         24,348      63.1%
   Used units ..................................             8,485     35.5%          5,730     39.2%         14,215      36.9%
                                                       -----------    ------    -----------    ------    -----------     ------
       Total units .............................            23,927    100.0%         14,636    100.0%         38,563     100.0%
                                                       ===========    ======    ===========    ======    ===========     ======

REVENUE:
   New retail ..................................       $   510,238     60.2%    $   256,901     59.7%    $   767,139      60.0%
   Used retail .................................           145,631     17.2%         83,643     19.5%        229,274      18.0%
   Parts, service and collision repair .........           108,566     12.8%         41,062      9.6%        149,628      11.7%
   Finance and insurance, net ..................            21,755      2.6%         13,402      3.1%         35,157       2.8%
                                                       -----------              -----------              -----------
       Total retail revenue ....................           786,190                  395,008                1,181,198

   Fleet .......................................            13,812      1.6%          6,993      1.6%         20,805       1.6%
   Wholesale ...................................            47,699      5.6%         27,986      6.5%         75,685       5.9%
                                                       -----------    ------    -----------    ------    -----------     ------
       Total revenue ...........................       $   847,701    100.0%    $   429,987    100.0%    $ 1,277,688     100.0%
                                                       ===========    ======    ===========    ======    ===========     ======

GROSS PROFIT
   New retail ..................................       $    34,058     26.1%    $    18,317     26.6%    $    52,375      26.2%
   Used retail .................................            15,986     12.2%         11,026     16.0%         27,012      13.5%
   Parts, service and collision repair .........            55,424     42.4%         23,302     33.8%         78,726      39.4%
   Finance and insurance, net ..................            21,755     16.6%         13,402     19.4%         35,157      17.6%
   Floor plan interest credits .................             3,963      3.0%          2,310      3.3%          6,273       3.2%
                                                       -----------              -----------              -----------
       Total retail gross profit ...............           131,186                   68,357                  199,543

   Fleet .......................................               107      0.1%            526      0.8%            633       0.3%
   Wholesale ...................................              (550)    (0.4)%            67      0.1%           (483)     (0.2)%
                                                       -----------    ------    -----------    ------    -----------     ------
       Total gross profit ......................       $   130,743    100.0%    $    68,950    100.0%    $   199,693     100.0%
                                                       ===========    ======    ===========    ======    ===========     ======

   Sales, general and administrative  expense...       $   107,627              $    49,553              $   157,180
   SG&A as a percent of gross profit ...........             82.3%                    71.9%                    78.7%

GROSS PROFIT PER VEHICLE RETAILED:
New retail (including floor plan interest
  credits) .....................................       $     2,462              $     2,316              $     2,409
Used retail ....................................             1,884                    1,924                    1,900
Finance and insurance, net .....................               909                      916                      912
Platform finance and insurance, net ............               862                      916                      882


* The results of the Company's Florida operations do not include an allocation of corporate overhead or interest expense related to the Company's senior indebtedness. All such amounts are included in the results of the Company's non-Florida operations.

Asbury Automotive Group, Inc.
Selected Data
(Dollars in thousands except per share data)
(Unaudited)



                                                               Same Store for the Three Months Ended December 31, 2003
                                                       ------------------------------------------------------------------------
                                                       Non-Florida                Florida
                                                       Operations               Operations*                 Total
                                                       -----------              -----------              -----------
RETAIL VEHICLES SOLD:
   New units ..................................             15,240     67.3%          7,350     58.5%         22,590      64.2%
   Used units .................................              7,416     32.7%          5,204     41.5%         12,620      35.8%
                                                       -----------    ------    -----------    ------    -----------     ------
       Total units ............................             22,656    100.0%         12,554    100.0%         35,210     100.0%
                                                       ===========    ======    ===========    ======    ===========     ======

REVENUE:
   New retail .................................        $   480,447     62.2%    $   206,429     59.5%    $   686,876      61.4%
   Used retail ................................            122,804     15.9%         70,340     20.3%        193,144      17.3%
   Parts, service and collision repair ........             98,506     12.8%         34,711     10.0%        133,217      11.9%
   Finance and insurance, net .................             18,652      2.4%         10,735      3.1%         29,387       2.6%
                                                       -----------              -----------              -----------
       Total retail revenue ...................            720,409                  322,215                1,042,624

   Fleet ......................................              4,883      0.6%          5,221      1.5%         10,104       0.9%
   Wholesale ..................................             46,791      6.1%         19,276      5.6%         66,067       5.9%
                                                       -----------    ------    -----------    ------    -----------     ------
       Total revenue ..........................        $   772,083    100.0%    $   346,712    100.0%    $ 1,118,795     100.0%
                                                       ===========    ======    ===========    ======    ===========     ======

GROSS PROFIT
   New retail .................................        $    32,997     28.0%    $    13,820     24.8%    $    46,817      27.0%
   Used retail ................................             12,545     10.7%         10,040     18.0%         22,585      13.0%
   Parts, service and collision repair ........             50,513     42.9%         19,253     34.5%         69,766      40.2%
   Finance and insurance, net .................             18,652     15.8%         10,735     19.2%         29,387      17.0%
   Floor plan interest credits ................              3,756      3.2%          1,829      3.3%          5,585       3.2%
                                                       -----------              -----------              -----------
       Total retail gross profit ..............            118,463                   55,677                  174,140

   Fleet ......................................                 81      0.1%            289      0.5%            370       0.2%
   Wholesale ..................................               (817)    (0.7)%          (170)    (0.3)%          (987)     (0.6)%
                                                       -----------    ------    -----------    ------    -----------     ------
       Total gross profit .....................        $   117,727    100.0%    $    55,796    100.0%    $   173,523     100.0%
                                                       ===========    ======    ===========    ======    ===========     ======

   Sales, general and administrative expense ..        $    97,557              $    41,147              $   138,704
   SG&A as a percent of gross profit ..........              82.9%                    73.7%                    79.9%

GROSS PROFIT PER VEHICLE RETAILED:
New retail (including floor plan interest
  credits) ....................................        $     2,412              $     2,129              $     2,320
Used retail ...................................              1,692                    1,929                    1,790
Finance and insurance, net ....................                823                      855                      835
Platform finance and insurance, net ...........                762                      855                      795


* The results of the Company's Florida operations do not include an allocation of corporate overhead or interest expense related to the Company's senior indebtedness. All such amounts are included in the results of the Company's non-Florida operations.

                                             As of                 As of
                                        December 31, 2004     December 31, 2003
BALANCE SHEET HIGHLIGHTS:
   Cash and cash equivalents               $   28,093            $  106,711
   Inventories                                761,557               650,397
   Total current assets                     1,143,506             1,041,542
   Floor plan notes payable                   650,948               602,167
   Total current liabilities                  847,510               781,758

CAPITALIZATION:
   Long-term debt (including current
     portion)                              $  529,152            $  592,378
   Stockholders' equity                       480,023               433,707
                                           ----------            ----------
        Total                              $1,009,175            $1,026,085
                                           ==========            ==========

ASBURY AUTOMOTIVE GROUP, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(In thousands, except vehicle data)
(Unaudited)


The Company evaluates finance and insurance gross profit performance on a per-vehicle retailed basis by dividing total finance and insurance gross profit by the number of retail vehicles sold. During 2003, the Company renegotiated a contract with a third party finance and insurance product provider, which resulted in the recognition of income that was not attributable to retail vehicles sold during the year. The Company believes that platform finance and insurance, which excludes the additional revenue derived from contracts negotiated by the corporate office, provides a more accurate measure of the Company's finance and insurance operating performance. The following table reconciles finance and insurance gross profit to platform finance and insurance gross profit, and provides necessary components to calculate platform finance and insurance gross profit per vehicle retailed.


                                                      As Reported For the Three  Same Store For the Three
                                                      Months Ended December 31,  Months Ended December 31,
                                                      -------------------------  -------------------------
                                                         2004         2003         2004         2003
                                                       ---------    ---------     ---------    ---------
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT
   TO PLATFORM FINANCE AND INSURANCE:
   Finance and insurance, net ......................   $  37,766    $  29,387     $  35,157    $  29,387
   Less:  corporate finance and insurance ..........      (1,138)      (1,393)       (1,138)      (1,393)
                                                       ---------    ---------     ---------    ---------
        Platform finance and insurance, net ........   $  36,628    $  27,994     $  34,019    $  27,994
                                                       =========    =========     =========    =========
RETAIL VEHICLES SOLD:
    New retail units ...............................      26,861       22,590        24,348       22,590
    Used retail units ..............................      15,002       12,620        14,215       12,620
                                                       ---------    ---------     ---------    ---------
         Total units ...............................      41,863       35,210        38,563       35,210
                                                       =========    =========     =========    =========


                                                      As Reported For the Year    Same Store For the Year
                                                         Ended December 31,         Ended December 31,
                                                      -------------------------  -------------------------
                                                         2004         2003         2004         2003
                                                       ---------    ---------    ---------    ---------
RECONCILIATION OF FINANCE AND INSURANCE GROSS PROFIT
   TO PLATFORM FINANCE AND INSURANCE:
   Finance and insurance, net ......................   $ 147,750    $ 125,041    $ 136,930    $ 125,041
   Less:  corporate finance and insurance ..........      (5,695)      (2,693)      (5,695)      (2,693)
                                                       ---------    ---------    ---------    ---------
        Platform finance and insurance, net ........   $ 142,055    $ 122,348    $ 131,235    $ 122,348
                                                       =========    =========    =========    =========

RETAIL VEHICLES SOLD:
    New retail units ...............................     106,298       94,527       95,802       94,527
    Used retail units ..............................      61,311       57,090       56,789       57,090
                                                       ---------    ---------    ---------    ---------
          Total units ..............................     167,609      151,617      152,591      151,617
                                                       =========    =========    =========    =========

The Company's operating income was largely impacted by incremental rent expense associated with a sale-leaseback transaction that was entered into in the third quarter of 2004. The Company believes that excluding the incremental rent expense from the selling, general and administrative expenses for the fourth quarter of 2004 provides a more meaningful basis to measure the results of the Company's operations compared to that of the prior year period. A reconciliation of the Company's adjusted selling, general and administrative expenses is presented below.

                                                                 As Reported for the    As Reported for the
                                                                 Three Months Ended     Three Months Ended
                                                                  December 31, 2004      December 31, 2003       Variance
                                                                 -------------------    -------------------      --------

Selling, general and administrative expenses                          $171,271               $138,704            $32,567
Less:  Incremental rent expense associated with sale-
       leaseback transaction                                            (2,290)                 -                 (2,290)
                                                                      --------               --------            -------
Adjusted selling, general and administrative expenses                 $168,981               $138,704            $30,277
                                                                      ========               ========            =======


                                                               Same Store Results for   Same Store Results for
                                                               the Three Months Ended   the Three Months Ended
                                                                  December 31, 2004        December 31, 2003         Variance
                                                               ----------------------   -----------------------      --------

Selling, general and administrative expenses                          $157,180                 $138,704              $18,476
Less:  Incremental rent expense associated with sale-
       leaseback transaction                                            (2,290)                   -                   (2,290)
                                                                      --------                 --------              -------
Adjusted selling, general and administrative expenses                 $154,890                 $138,704              $16,186
                                                                      ========                 ========              =======

The Company defines net income from continuing operations as net income less discontinued operations. We believe that excluding certain items from net income from continuing operations for the three months ended December 31, 2003, provides a more meaningful basis to measure the results of our operations. A reconciliation of our net income to adjusted net income from continuing operations is presented below.



                                                                   GAAP Results for the Three
                                                                   Months Ended December 31,
                                                                   --------------------------
                                                                      2004          2003
                                                                    --------      --------
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
   FROM CONTINUING OPERATIONS:
   Net income (loss) .........................................      $ 12,845      $(20,427)
   Discontinued operations ...................................           988           744
                                                                    --------      --------
   Net income (loss) from continuing operations ..............        13,833       (19,683)

   Tax affected impairment of goodwill (a) ...................          --          29,180
   Tax affected charge for Bob Baker (b) .....................          --           1,552
                                                                    --------      --------
   Adjusted net income from continuing operations ............      $ 13,833      $ 11,049
                                                                    ========      ========

RECONCILIATION OF NET INCOME (LOSS) PER COMMON SHARE (DILUTED)
   TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS PER
   COMMON SHARE (DILUTED):
   Net income (loss) .........................................      $   0.39      $  (0.62)
   Discontinued operations ...................................          0.03          0.02
                                                                    --------      --------
   Net income (loss) from continuing operations ..............          0.42         (0.60)

   Tax affected impairment of goodwill (a) ...................          --            0.89
   Tax affected charge for Bob Baker (b) .....................          --            0.05
                                                                    --------      --------
   Adjusted net income from continuing operations ............      $   0.42      $   0.34
                                                                    ========      ========

Weighted average shares outstanding (diluted): ...............        32,672        32,686
                                                                    ========      ========

                                                                   GAAP Results for the Year
                                                                      Ended December 31,
                                                                   -------------------------
                                                                      2004          2003
                                                                    --------      --------
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
   FROM CONTINUING OPERATIONS:
   Net income ...................................................   $ 50,073      $ 15,187
   Discontinued operations ......................................      2,671          3,304
                                                                    --------      --------
   Net income from continuing operations ........................     52,744         18,491

   Tax affected impairment of goodwill (a) ......................      --           29,180
   Tax affected charge for Bob Baker (b) ........................      --            1,552
                                                                    --------      --------
   Adjusted net income from continuing operations ...............   $ 52,744      $ 49,223
                                                                    ========      ========

RECONCILIATION OF NET INCOME PER COMMON SHARE
   (DILUTED) TO ADJUSTED NET INCOME FROM CONTINUING
   OPERATIONS PER COMMON SHARE (DILUTED):
   Net income ...................................................   $   1.53      $   0.46
   Discontinued operations ......................................       0.08          0.11
                                                                    --------      --------
   Net income from continuing operations ........................       1.61          0.57

   Tax affected impairment of goodwill (a) ......................       --            0.89
   Tax affected charge for Bob Baker (b) ........................       --            0.04
                                                                    --------      --------
   Adjusted net income from continuing operations ...............   $   1.61      $   1.50
                                                                    ========      ========

   Weighted average shares outstanding (diluted): ...............     32,674        32,715
                                                                    ========      ========


(a) In connection with our annual impairment test of goodwill conducted in the fourth quarter of 2003, we recorded a non-cash goodwill impairment charge of $37,930 ($29,180 after tax) associated with our Oregon platform.

(b) In connection with the proposed acquisition of the Bob Baker Auto Group, we incurred $2,503 of costs ($1,552 after tax), including certain costs capitalized in prior periods. In the fourth quarter of 2003, we determined that the acquisition was no longer probable and wrote-off such expenses.